UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 682-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012, Peter A. Sears retired from the Boards of Fox Chase Bancorp, Inc. (the “Company”), and its wholly-owned subsidiary, Fox Chase Bank in accordance with the applicable age limitation provisions.

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on May 24, 2012.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by thefollowing vote:

	FOR	WITHHELD

Roger H. Ballou	9,967,238	357,519
Richard E. Bauer	9,988,338	336,419

There were 1,332,799 broker non-votes on the proposal.

2.	The appointment of KPMG LLP as the Company’s independent registered publicaccounting firm for the fiscal year ending December 31, 2012 was ratified by thestockholders by the following vote:

FOR	AGAINST	ABSTAIN
11,569,884	41,363	46,309

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s named executiveofficers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
9,709,345	331,637	283,775

There were 1,332,799 broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FOX CHASE BANCORP, INC.

Date: May 25, 2012	By:	/s/ Roger S. Deacon
Roger S. Deacon
Executive Vice President and Chief Financial Officer